EXHIBIT 99(b)
                                                                   -------------


                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is made and entered into as of the 14th day of December, 2001 (the "First Amendment Effective Date"), by and among NATIONAL CITY BANK OF INDIANA ("National City Bank"), FIRSTAR BANK, N.A., ("Firstar"), PNC BANK ("PNC"), HARRIS TRUST AND SAVINGS BANK ("Harris"), LASALLE BANK NATIONAL ASSOCIATION ("LaSalle Bank") and THE HUNTINGTON NATIONAL BANK ("Huntington") (National City Bank, Firstar, PNC, Harris, LaSalle Bank and Huntington being herein referred to collectively as the "Lenders"), National City Bank, as agent for the Lenders (the "Agent"), and FINISHMASTER, INC. (the "Borrower").

                                    Recitals

          1. The Borrower, the Lenders and the Agent are parties to a Credit Agreement dated as of March 29, 2001 (the "Credit Agreement").

          2. The Borrower desires to form a wholly-owned Subsidiary, FinishMaster Services, Inc., an Indiana corporation ("FSI"), and to transfer certain of its assets and properties to FSI (the "Asset Transfer"). By letter to the Agent dated December 11, 2001, the Borrower requested that the Agent and the Lenders (a) consent to the creation of FSI and the Asset Transfer, (b) agree to increase the maximum aggregate consideration for Permitted Acquisitions in calendar year 2001 from $8,000,000.00 to $9,000,000.00 and (c) waive certain provisions of the Credit Agreement as they pertain to the acquisition by the Borrower of Scotty's Paint Supply, Inc., a Florida corporation ("Scotty's") to the extent provided in Paragraph 7 of this First Amendment.

          3. Subject to the terms and conditions stated in this First Amendment and pursuant to and in accordance with Section 9.3 of the Credit Agreement, the Lenders and the Agent are willing to modify and amend the Credit Agreement as provided in this First Amendment.

                                    Agreement

          NOW THEREFORE, the Borrower, the Lenders and the Agent agree as follows:

          1. Definitions. All terms used in the Recitals and in this First Amendment that are defined in the Credit Agreement and are not otherwise defined herein are used in this First Amendment with the meanings ascribed to them in the Credit Agreement, as amended by this First Amendment.

          2. Amendments to Credit Agreement.

          (a) Increase of Maximum Aggregate Permitted Acquisition Consideration.
Section 7.3(G)(iii)(e) of the Credit Agreement is hereby deleted and replaced with the following, effective as of the First Amendment Effective Date:

          (e) the aggregate purchase price (excluding assumed liabilities but not indebtedness for borrowed money) in connection with all such transactions during any calendar year from and after the Closing Date shall not exceed

                    ----------------------- --------------------------
                        Calendar Year          Maximum Aggregate
                                             Consideration for All
                                                  Acquisitions
                    ----------------------- --------------------------
                             2001                 $9,000,000.00
                    ----------------------- --------------------------
                             2002                $10,000,000.00
                    ----------------------- --------------------------
                             2003                $10,000,000.00
                    ----------------------- --------------------------
                             2004                $10,000,000.00
                    ----------------------- --------------------------
                             2005                $10,000,000.00
                    ----------------------- --------------------------
                             2006                $10,000,000.00
                    ----------------------- --------------------------

          (b) Schedule 6.8 Replaced. Schedule 6.8 to the Credit Agreement, which sets forth a description of the corporate structure of the Borrower and its Subsidiaries, is hereby deleted and replaced with Schedule 6.8 attached hereto and made a part hereof for all purposes, effective as of the First Amendment Effective Date.

          3. Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this First Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this First Amendment. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this First Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

          4. Binding on Successors and Assigns. All the terms and provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this First Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

          5.  Representations  and  Warranties.   The  Borrower  represents  and
warrants to the Lenders and the Agent that:

          (i) (A) The execution, delivery and performance of this First Amendment and all agreements and documents delivered pursuant hereto by the Borrower have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Borrower, or any of its constituent documents, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected; (B) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Borrower of this First Amendment and all agreements and documents delivered pursuant hereto; and (C) this First Amendment and all agreements and documents delivered pursuant hereto by the Borrower are the legal, valid and binding obligations of the Borrower, as a signatory thereto, and enforceable against the Borrower in accordance with the terms thereof.

          (ii) After giving effect to the amendments contained in this First Amendment, the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of the First Amendment Effective Date with the same force and effect as if made on and as of the First Amendment Effective Date, except that the representation in Section 6.4 of the Credit Agreement shall be deemed to refer to the financial statements of the Borrower most recently delivered to the Agent prior to the First Amendment Effective Date.

          6. Conditions. The obligation of the Lenders and the Agent to execute and to perform this First Amendment shall be subject to full satisfaction of the following conditions precedent on or before the First Amendment Effective Date:

          (a) The Agent shall have received copies, certified as of the First Amendment Effective Date by the Secretary or Assistant Secretary of the Borrower, of such corporate documents or resolutions of the Borrower as the Lenders or the Agent may request evidencing necessary corporate action by the Borrower with respect to this First Amendment and all other agreements or documents delivered pursuant hereto as the Lenders or the Agent may request.

          (b) The Agent shall have received a certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of the Borrower, stating that on the First Amendment Effective Date no Default or Unmatured Default has occurred and is continuing.

          (c) The Agent shall have received the pro forma financial statements required to be delivered pursuant to Section 7.3(G)(iii)(d) of the Credit Agreement.

          (d) This First Amendment shall have been (i) duly executed and delivered by the Borrower to the Lenders and the Agent, (ii) duly executed and delivered to the Lenders and the Agent by Refinishers Warehouse, Inc., a Michigan corporation, with respect to the Consent and Reaffirmation provided herein, and (iii) executed by the Lenders and the Agent.

          (e) The Borrower shall have paid all costs and expenses incurred by the Lenders and the Agent in connection with the negotiation, preparation and closing of this First Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Agent.

          7. Acquisition of Scotty's Paint Supply, Inc. On the First Amendment Effective Date, the Borrower will complete the acquisition of 100% of the outstanding Capital Stock of Scotty's. The Borrower has advised the Agent that it intends to merge Scotty's into the Borrower following the acquisition. The Agent and the Lenders hereby (a) consent to the acquisition by the Borrower of the Capital Stock of Scotty's and (b) so long as the Merger Condition (as such term is defined below) is satisfied in full on or before February 14, 2002, waive, in connection with the acquisition of the Capital Stock of Scotty's, (i) compliance by the Borrower with Sections 7.2(K), 7.2(L) and 7.3(G)(ii) and (ii) the requirement that the Borrower include on Schedule 6.8 any reference to Scotty's as a Subsidiary of the Borrower. As used in this Paragraph 7, the term "Merger Condition" shall mean a requirement that the Borrower and Scotty's complete a merger transaction pursuant to which Scotty's is merged into the Borrower, with the Borrower remaining the surviving entity, on terms and conditions in all respects satisfactory to the Agent. In the event the Merger Condition is not satisfied in full on or before February 14, 2002, the consent and waiver provided for in this Paragraph 7 shall be void ab initio.

          8. Consent to Formation of FSI and Asset Transfer. Effective as of the Transfer Effective Date (as such term is defined below), and subject to the complete satisfaction of all of the conditions precedent described in Paragraph 6 of this First Amendment and this Paragraph 8, each of the Agent and the Lenders hereby (a) consents to the formation of FSI as a wholly-owned Subsidiary of the Borrower and (b) waives any breach of the Credit Agreement or Default thereunder or under any of the Loan Documents that is caused solely by the formation of FSI as described herein or by the Asset Transfer. As used herein, the term "Transfer Effective Date" shall mean the date on which the Borrower completes the Asset Transfer to FSI.

          The consent provided for in this Paragraph 8 is subject in all respects to the complete satisfaction of the following conditions precedent (the "Transfer Conditions") on or prior to the Transfer Effective Date:

          (a) The Agent shall have received a certificate of existence for FSI, certified by the Secretary of State of Indiana not more than twenty (20) days prior to the Transfer Effective Date.

          (b) The Agent shall have received copies, certified as of the Transfer Effective Date by the Secretary or Assistant Secretary of FSI, of its Articles of Incorporation (together with all amendments thereto), By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution and delivery of the FSI Loan Documents.

          (c) The Agent shall have received an incumbency certificate, executed by the Secretary or Assistant Secretary of FSI, which shall identify by name and title and bear the signature of the officers of FSI authorized to sign the FSI Loan Documents, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or FSI.

          (d) FSI shall have executed and delivered to the Agent a Trademark Security Agreement, in form and substance the same as Exhibit B-6 attached hereto and made a part hereof for all purposes.

          (e) FSI shall have executed and delivered to the Agent a Security Agreement, in form and substance the same as Exhibit B-7 attached hereto and made a part hereof for all purposes.

          (f) FSI shall have executed and delivered to the Agent a Guaranty, in form and substance the same as Exhibit B-8 attached hereto and made a part hereof for all purposes.

          (j) The Borrower shall have (i) executed and delivered to the Agent an Amended and Restated Pledge Agreement, in form and substance the same as Exhibit B-9 attached hereto and made a part hereof for all purposes (the "Amended Pledge Agreement"), (ii) delivered to the Agent the original certificates evidencing one hundred percent (100%) of the issued and outstanding common stock of FSI, and (iii) executed and delivered to the Agent stock powers in the form of Exhibit B attached to the Amended Pledge Agreement, duly executed in blank.

          (k) The Agent shall have received Uniform Commercial Code search results pertaining to FSI showing only those Liens as are acceptable to the Agent.

          (l) The Agent shall have received evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the security interests granted to the Agent, for its benefit and for the benefit of the Lenders (the "FSI Lien"), in the Collateral (as such term is described in the FSI Security Agreement) as a first priority Lien as to items of Collateral (as such term is described in the FSI Security Agreement) in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the FSI Lien as a first priority Lien, as the Agent may require.

          (m) The Agent shall have received a written opinion of the Borrower's and FSI's counsel, addressed to the Agent and the Lenders, dated as of the Transfer Effective Date addressing the issues identified in Exhibit A hereto containing assumptions and qualifications acceptable to the Agent and the Lenders.

          (n) The Lenders and the Agent shall have received such additional agreements, documents and certifications, fully executed by the Borrower, Refinishers Warehouse and/or FSI, as may be reasonably requested by the Lenders and the Agent.

          (o) FSI shall have executed and delivered to the Agent, for its benefit and the benefit of the Lenders, a certificate that contains the following representations and warranties, each effective as of the Transfer Effective Date:

               (i) (A) The execution, delivery and performance of the Loan Documents to be executed and delivered by it pursuant to this First Amendment (the "FSI Loan Documents") and all agreements and documents delivered pursuant hereto by FSI have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to FSI, or any of its constituent documents, or result in a breach of or constitute a default under any material agreement, lease or instrument to which FSI is a party or by which FSI or any of its properties may be bound or affected; (B) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by FSI of the FSI Loan Documents and all agreements and documents delivered pursuant hereto; and (C) the FSI Loan Documents and all agreements and documents delivered pursuant hereto by FSI are the legal, valid and binding obligations of FSI, as a signatory thereto, and enforceable against FSI in accordance with the terms thereof.

               (ii) FSI (i) is a corporation duly organized, validly existing and in existence under the laws of the State of Indiana, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

               (iii) FSI has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C) of the Credit Agreement. Substantially all of the assets and properties owned by, leased to or used by FSI are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this First Amendment nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of FSI in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

          In the event the Transfer Conditions have not been satisfied in full and the Transfer Effective Date does not occur on or before March 31, 2002, the consent provided for in this Paragraph 8 shall be void ab initio.

          9. Further Assurances. Each of the Borrower, Refinishers Warehouse, FSI, the Lenders and the Agent, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out the provisions and purposes of this First Amendment.

          10. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to its principles of conflicts or choice of law rules.

          11. Survival. All covenants, agreements, undertakings, representations, and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment, and shall not be affected by any investigation made by any party.

          12. Entire Agreement. This First Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions with respect thereto, whether express or implied, oral or written.

          13. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this First Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this First Amendment; (ii) the facsimile of this First Amendment shall constitute a writing signed by such party; and (iii) the facsimile of this First Amendment shall constitute an original of and best evidence of this First Amendment.

          IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  First
Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

                                       FINISHMASTER, INC.,
                                         as the Borrower



                                       By:    /s/ Robert R. Millard
                                              ----------------------------------
                                          Name:   Robert R. Millard
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer


                                       Address:     54 Monument Circle
                                                    7th Floor
                                                    Indianapolis, Indiana  46204

                                       Attention: Robert R. Millard
                                       Telephone No.: 317-237-3678
                                       Facsimile No.: 317-237-2150

                                       NATIONAL CITY BANK OF INDIANA,
                                        as Agent, as a Lender, as an Issuing
                                         Bank and as the Swing Line Bank



                                       By:  /s/ Thomas R. Groh
                                            ------------------------------------
                                       Name: Thomas R. Groh
                                       Title: Vice President

                                       Address:   National City Bank of Indiana
                                                  One National City Center
                                                  Indianapolis, Indiana  46255

                                       Attention: Thomas R. Groh
                                       Telephone No.: 317-267-7422
                                       Facsimile No.: 317-267-8899

                                       FIRSTAR BANK, N.A.,
                                        as Lender and Documentation Agent


                                       By:   /s/ Scott Dyornik
                                             -----------------------------------
                                       Name:  Scott Dvornik
                                       Title: Vice President

                                       Address:   Firstar Bank, N.A.
                                                  3815 River Crossing Parkway
                                                  Suite 100
                                                  Indianapolis, Indiana  36240

                                       Attention: Scott Dvornik
                                       Telephone No.: 317-566-2145
                                       Facsimile No.: 317-566-2065

                                       PNC BANK, as Lender


                                       By: /s/ Bruce Kintner
                                           -------------------------------------
                                       Name:  Bruce Kintner
                                       Title: Vice President

                                       Address:   PNC Bank
                                                  201 E. Fifth Street
                                                  Cincinnati, Ohio  45201

                                       Attention: Bruce Kintner
                                       Telephone No.: 513-651-7189
                                       Facsimile No.: 513-651-8951

                                       HARRIS TRUST AND SAVINGS BANK,
                                         as Lender


                                       By: /s/ Thad D. Rasche
                                           -------------------------------------
                                       Name:  Thad D. Rasche
                                       Title: Vice President

                                       Address:   111 West Monroe Street
                                                  10th Floor
                                                  Chicago, Illinois  60603

                                       Attention:        Thad D. Rasche
                                       Telephone No.: 312-461-5739
                                       Facsimile No.: 312-461-5225

                                       THE HUNTINGTON NATIONAL BANK,
                                        as Lender


                                       By: /s/ Lori L. Abbott
                                           -------------------------------------
                                       Name:  Lori L. Abbott
                                       Title: Vice President

                                       Address:    The Huntington National Bank
                                                   Capital Center
                                                   201 North Illinois
                                                   Suite 1800
                                                   Indianapolis, Indiana  46204

                                       Attention: Lori L. Abbott
                                       Telephone No.: 317-237-2517
                                       Facsimile No.: 317-237-2505

                                       LASALLE NATIONAL BANK NATIONAL
                                        ASSOCIATION, as Lender
                                        and Syndication Agent


                                       By:  /s/ William Lutes
                                            ------------------------------------
                                       Name:  William Lutes
                                       Title: First Vice President

                                       Address:   LaSalle National Bank
                                                   National Association
                                                  One American Square
                                                  Suite 1600
                                                  Indianapolis, Indiana  46282

                                       Attention: William Lutes
                                       Telephone No.: 317-916-2219
                                       Facsimile No.: 317-756-7021

                            CONSENT AND REAFFIRMATION

          The undersigned hereby acknowledges and consents to the execution of the First Amendment to Credit Agreement and reaffirms and agrees that its Guaranty executed on March 29, 2001 (the "Guaranty"), remains in full force and effect with respect to all of its obligations arising under, pursuant to or in connection with the Guaranty.


                                       REFINISHERS WAREHOUSE, INC.


                                       By: /s/ Robert R. Millard
                                           -------------------------------------
                                       Name: Robert R. Millard
                                       Title:   Secretary

                                    Exhibits

Exhibit A:        Opinion of Counsel

Exhibit B-6:      Form of Trademark Security Agreement

Exhibit B-7:      Form of Security Agreement

Exhibit B-8:      Form of Guaranty

Exhibit B-9:      Form of Amended and Restated Pledge Agreement

Schedule 6.8:     Organizational and Capital Structure